As filed with the Securities and Exchange Commission on February 21, 2024
Registration No. 333-  __________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________

Centene Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	42-1406317 (IRS Employer Identification Number)
7700 Forsyth Blvd.
St. Louis, Missouri 63105
(314) 725-4477
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)
______________________

Christopher A. Koster
Executive Vice President, Secretary and General Counsel
Centene Corporation
7700 Forsyth Blvd.
St. Louis, Missouri 63105
(314) 725-4477
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
______________________
Copy to:
John B. Meade
Deanna L. Kirkpatrick
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
(212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
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We may offer and sell from time to time, one or any combination of the securities we describe in this prospectus. We will provide specific terms of any offering in supplements to this prospectus. The prospectus supplement will contain more specific information about the offering and the securities being offered. The supplements may add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
We may offer securities for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. The supplements to this prospectus will provide the names of any underwriters, the specific terms of the plan of distribution and the underwriters' discounts and commissions.
Our common stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "CNC." Any common stock sold pursuant to a prospectus supplement will be listed, subject to notice of issuance, on the New York Stock Exchange. If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.
Investing in our securities involves risks. See "Risk Factors" beginning on page 2 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
________________________

The date of this prospectus is February 21, 2024

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic "shelf" registration statement on Form S-3 that we filed with the Securities and Exchange Commission ("SEC,") as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"). Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading "Where You Can Find More Information and Incorporation by Reference."
This prospectus provides you with a general description of our securities. Each time we offer securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. When we refer to a "prospectus supplement," we are also referring to any free writing prospectus or other offering material authorized by us. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information and Incorporation by Reference." These documents contain important information that you should consider when making your investment decision.
We have not authorized anyone to provide you with different or additional information other than that contained in, or incorporated by reference into, this prospectus or any applicable prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents or the date of the statement contained in any incorporated documents, respectively. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities referred to in the prospectus supplement. This prospectus is not an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any sale of securities, as an indication that there has been no change in our affairs since the date of this prospectus. You should also be aware that information in this prospectus may change after this date.
Unless stated otherwise or as the context otherwise requires, the terms the "Company," "we," "us," "our" or similar terms and "Centene" refer to Centene Corporation, together with its consolidated subsidiaries.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under "Risk Factors" in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 20, 2024 (together with any changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and in our other filings with the SEC that are incorporated by reference into this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment. See "Where You Can Find More Information and Incorporation by Reference." Additional risks not presently known or that we presently consider to be not material could subsequently materially and adversely affect our financial condition, results of operations, business and prospects.

CENTENE CORPORATION

Our mission is to transform the health of the communities we serve, one person at a time. Centene is a leading provider of government-sponsored healthcare. We provide access to quality healthcare for nearly 1 in 15 individuals nationwide through government-sponsored programs, including Medicaid, Medicare and the Health Insurance Marketplace. Our focus is on improving health and health care for low-income, complex populations.

Centene provides access to high-quality healthcare, innovative programs and a wide range of health solutions that help families and individuals get well, stay well and be well. Our uniquely local approach – with local brands and local teams who live in, care about and directly influence the communities they serve – is a key differentiator in our ability to provide access to quality care to our members. Centene treats the whole person, an approach that is delivered locally but backed by the scale of Centene's expertise, data and resources. Through this approach and our commitment to sustainable partnerships, we work with local community organizations to realize our mission of transforming the health of the communities we serve, one person at a time.

We are focused on making strategic decisions and investments to create additional value in the short-term and to seek opportunities that position the organization for long-term strength, profitability, growth and innovation. In addition to creating shareholder value, we are modernizing and improving how we work in order to propel our organization to new levels of success and elevate the member and provider experiences.

Centene's initial health plan commenced operations in Wisconsin in 1984. The Company was organized in Wisconsin in 1993 as a holding company for its initial health plan and reincorporated in Delaware in 2001. Centene's common stock is publicly traded on the NYSE under the ticker symbol "CNC."
Centene operates in a four-segment structure comprised of (1) a Medicaid segment, (2) a Medicare segment, (3) a Commercial segment and (4) an Other segment. The Medicaid, Medicare and Commercial segments represent the government-sponsored or subsidized programs under which the Company offers managed healthcare services. Specifically, the Medicaid segment includes the Temporary Assistance for Needy Families (TANF) program, Medicaid Expansion programs, the Aged, Blind or Disabled (ABD) program, the Children's Health Insurance Program (CHIP), Long-Term Services and Supports (LTSS), Foster Care, Medicare-Medicaid Plans (MMP), which cover beneficiaries who are dually eligible for Medicaid and Medicare and other state-based programs. The Medicare segment includes Medicare Advantage, Medicare Supplement, Dual Eligible Special Needs Plans (D-SNPs) and Medicare Prescription Drug Plans (PDPs), also known as Medicare Part D. The Commercial segment includes the Health Insurance Marketplace product along with individual, small group and large group commercial health insurance products. The Other segment includes the Company's pharmacy operations, Envolve Benefit Options' vision and dental services, clinical healthcare, behavioral health, international operations and corporate management company, among others.

For the year ended December 31, 2023, our Medicaid, Medicare, Commercial and Other segments accounted for 66%, 14%, 16% and 4%, respectively, of Centene's total external revenues. Centene's membership totaled more than 27.0 million as of December 31, 2023. For the year ended December 31, 2023, Centene's total revenues and net earnings attributable to Centene were $154.0 billion and $2.7 billion, respectively, and its total cash flow from operations was $8.1 billion.

Centene's principal executive offices are located at 7700 Forsyth Boulevard, St. Louis, Missouri 63105, and Centene's telephone number is (314) 725-4477. Centene's website address is www.centene.com. Information contained on Centene's website does not constitute part of this prospectus or any accompanying prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

Centene files quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy statements and other information regarding issuers, including Centene, who file electronically with the SEC. The address of that site is www.sec.gov. The information contained on the SEC's website is expressly not incorporated by reference into this prospectus.
The SEC allows Centene to disclose important information to you by referring you to other documents that we filed separately with the SEC. This information is considered to be a part of this prospectus and any accompanying prospectus supplement, except for any information that is superseded by information included directly in this prospectus, any accompanying prospectus supplement, any subsequently filed documents deemed to be incorporated by reference or any free writing prospectus prepared by or on behalf of us.
This prospectus and any accompanying prospectus supplement incorporates by reference the documents listed below that Centene has previously filed with the SEC.
•our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 20, 2024; and
•the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on October 14, 2003, as amended by our Forms 8-A/A filed with the SEC on December 17, 2004 and April 26, 2007, including any amendments or reports filed for the purpose of updating such description.

To the extent that any information contained in any report on Form 8-K or 8-K/A, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference.
In addition, Centene incorporates by reference any future filings Centene makes with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus (excluding any current reports on Form 8-K to the extent disclosure is furnished and not filed). Those documents are considered to be a part of this prospectus and any prospectus supplement, effective as of the date they are filed. Any statement contained in this prospectus, any prospectus supplement or in a document incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this prospectus or any prospectus supplement to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.
You can obtain any of the other documents listed above from the SEC, through the SEC's website at the address indicated above, or from Centene, without charge, by requesting them in writing or by telephone at the following address and telephone number. Copies of these documents may also be accessed at Centene's website, www.centene.com. Information contained on Centene's website does not constitute part of this prospectus or any accompanying prospectus supplement.

By Mail:
Centene Corporation
7700 Forsyth Boulevard
St. Louis, Missouri 63105
Telephone: (314) 725-4477

USE OF PROCEEDS

Unless we specify another use in an applicable prospectus supplement, we will use the net proceeds from the sale of any securities offered by us for general corporate purposes. Such general corporate purposes may include the repayment of indebtedness, funding for acquisitions, capital expenditures, additions to working capital and to meet statutory capital requirements in new or existing states. Pending such use, the proceeds may be invested temporarily in short-term, interest-bearing, investment-grade securities or similar assets.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
All statements, other than statements of current or historical fact, contained in this prospectus are forward-looking statements. Without limiting the foregoing, forward-looking statements often use words such as "believe," "anticipate," "plan," "expect," "estimate," "intend," "seek," "target," "goal," "may," "will," "would," "could," "should," "can," "continue" and other similar words or expressions (and the negative thereof). We intend such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of complying with these safe-harbor provisions. In particular, these statements include, without limitation, statements about our future operating or financial performance, market opportunity, competition, expected activities in connection with completed and future acquisitions and dispositions, our investments and the adequacy of our available cash resources.

These forward-looking statements reflect our current views with respect to future events and are based on numerous assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, business strategies, operating environments, future developments and other factors we believe appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties and are subject to change because they relate to events and depend on circumstances that will occur in the future, including economic, regulatory, competitive and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions.

All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus or in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. Except as may be otherwise required by law, we undertake no obligation to update or revise the forward-looking statements included in this prospectus or any accompanying prospectus supplement, whether as a result of new information, future events, or otherwise, after the date of this prospectus or the date of any accompanying prospectus supplement. You should not place undue reliance on any forward-looking statements, as actual results may differ materially from projections, estimates, or other forward-looking statements due to a variety of important factors, variables and events including, but not limited to:

•our ability to design and price products that are competitive and/or actuarially sound including but not limited to any impacts resulting from Medicaid redeterminations;
•our ability to maintain or achieve improvement in the Centers for Medicare and Medicaid Services (CMS) Star ratings and maintain or achieve improvement in other quality scores in each case that can impact revenue and future growth;
•our ability to accurately predict and effectively manage health benefits and other operating expenses and reserves, including fluctuations in medical utilization rates;
•competition, including for providers, broker distribution networks, contract reprocurements and organic growth;
•our ability to adequately anticipate demand and provide for operational resources to maintain service level requirements;
•our ability to manage our information systems effectively;
•disruption, unexpected costs, or similar risks from business transactions, including acquisitions, divestitures, and changes in our relationships with third parties;
•impairments to real estate, investments, goodwill, and intangible assets;
•changes in senior management, loss of one or more key personnel or an inability to attract, hire, integrate and retain skilled personnel;
•membership and revenue declines or unexpected trends;
•rate cuts or other payment reductions or delays by governmental payors and other risks and uncertainties affecting our government businesses;
•changes in healthcare practices, new technologies, and advances in medicine;
•increased healthcare costs;
•inflation and interest rates;
•the effect of social, economic, and political conditions and geopolitical events, including as a result of changes in U.S. presidential administrations or Congress;
•changes in market conditions;

•changes in federal or state laws or regulations, including changes with respect to income tax reform or government healthcare programs as well as changes with respect to the Patient Protection and Affordable Care Act and the Health Care and Education Affordability Reconciliation Act (collectively referred to as the ACA) and any regulations enacted thereunder;
•uncertainty concerning government shutdowns, debt ceilings or funding;
•tax matters;
•disasters, climate-related incidents, acts of war or aggression or major epidemics;
•changes in expected contract start dates;
•changes in provider, broker, vendor, state, federal, foreign, and other contracts and delays in the timing of regulatory approval of contracts, including due to protests;
•the expiration, suspension, or termination of our contracts with federal or state governments (including, but not limited to, Medicaid, Medicare or other customers);
•the difficulty of predicting the timing or outcome of legal or regulatory audits, investigations, proceedings or matters, including, but not limited to, our ability to resolve claims and/or allegations made by states with regard to past practices, including at Centene Pharmacy Services (formerly Envolve Pharmacy Solutions, Inc. (Envolve)), as our pharmacy benefits manager (PBM) subsidiary, within the reserve estimate we previously reported and on other acceptable terms, or at all, or whether additional claims, reviews or investigations will be brought by states, the federal government or shareholder litigants, or government investigations;
•challenges to our contract awards;
•cyber-attacks or other data security incidents;
•the exertion of management's time and our resources, and other expenses incurred and business changes required in connection with complying with the terms of our contracts and the undertakings in connection with any regulatory, governmental, or third party consents or approvals for acquisitions or dispositions;
•any changes in expected closing dates, estimated purchase price, or accretion for acquisitions or dispositions;
•losses in our investment portfolio;
•restrictions and limitations in connection with our indebtedness;
•a downgrade of our corporate family rating, issuer rating or credit rating of our indebtedness; and
•the availability of debt and equity financing on terms that are favorable to us.

This list of important factors is not intended to be exhaustive. The risk factors set forth in the section titled "Risk Factors" and incorporated by reference in this prospectus and any accompanying prospectus supplement discuss certain of these matters more fully. We discuss certain of these matters more fully, as well as certain other factors that may affect our business operations, financial condition, and results of operations, in our filings with the SEC, including our annual report on Form 10-K, other quarterly reports on Form 10-Q and current reports on Form 8-K. Due to these important factors and risks, we cannot give assurances with respect to our future performance, including without limitation our ability to maintain adequate premium levels or our ability to control our future medical and selling, general and administrative costs.

We expressly qualify in their entirety all forward-looking statements attributable to us by the cautionary statements contained or referred to in this section.
Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward looking statements. See "Risk Factors" beginning on page 2 of this prospectus and in the documents incorporated by reference into this prospectus and any accompanying prospectus supplement for reference to the factors that could cause actual results to differ materially.

DESCRIPTION OF DEBT SECURITIES
The following description of the terms of our debt securities sets forth general terms that may apply to the debt securities. The particular terms of any debt securities will be described in the prospectus supplement relating to those debt securities. For purposes of this description, the terms "we," "our," "ours," and "us" refer only to Centene Corporation and not to any of its subsidiaries.
The Indenture
The debt securities will be issued in one or more series under the Indenture (as defined below), entered into between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The statements herein relating to the debt securities and the Indenture are summaries and are subject to the detailed provisions of the Indenture. The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The description below is a summary and does not contain all the information you may find useful. We urge you to read the Indenture because it, and not this summary, defines many of your rights as a holder of our debt securities. The Indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. Whenever we refer to particular sections or defined terms in the Indenture, those sections and definitions are incorporated by reference.

General
The debt securities will be our general obligations. The Indenture does not limit the aggregate amount of debt securities which we may issue nor does it limit other debt we may issue. The debt securities will be senior debt securities and will be issued under a senior indenture (the "Indenture"), as supplemented, if applicable. We may issue senior debt securities under the Indenture up to the aggregate principal amount authorized by our board of directors from time to time, in one or more series. Except as may be described in a prospectus supplement, the Indenture does not limit the amount of other secured or unsecured debt that we may incur or issue. The senior debt securities will rank equally with all our other unsubordinated obligations.

The applicable prospectus supplement relating to the particular series of debt securities will describe specific terms of the debt securities offered thereby, including, where applicable:

•the title and any limit on the aggregate principal amount of the debt securities;
•the price at which we are offering the debt securities, usually expressed as a percentage of the principal amount;
•the date or dates on which the debt securities of a series will be issued, and on which the principal of and any premium on such debt securities, or any installments thereof, will mature or the method of determining such date or dates;
•the rate or rates, which may be fixed or variable at which such debt securities will bear interest or the method of calculating such rate or rates, if any;
•the date or dates from which any interest will accrue or the method of determining such dates;
•the date or dates on which any interest will be payable and the applicable record dates;
•the place or places where principal of, premium, if any, and interest, if any, on such debt securities, or installments thereof, if any, will be payable;
•any of our obligations to redeem, repay, purchase or offer to purchase the debt securities pursuant to any mandatory redemption, sinking fund or analogous provisions or upon other conditions or at the option of the holders of the debt securities and the periods, prices and the other terms and conditions of such redemption or repurchase, in whole or in part;
•any of our rights to redeem the debt securities at our option and the periods, prices and the other terms and conditions of such redemption, in whole or in part;
•if minimum denominations other than $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which such debt securities will be issued;
•whether the debt securities are original issue discount securities (as described below under "—Original Issue Discount Securities") and the amount of discount;
•whether such debt securities are secured or unsecured and any collateral securing such debt securities;
•the provisions for payment of additional amounts or tax redemptions, if any;

•any addition to, or modification or deletion of, any event of default or covenant specified in the Indenture with respect to such debt securities;
•whether the debt securities of the series shall be issued in whole or in part in certificated form;
•the designation, if any, of any depositaries, trustees, paying agents, authenticating agents, security registrars or other agents with respect to the debt securities of such series;
•if other than the entire principal amount, the portion of the principal amount of debt securities which becomes payable upon a declaration of acceleration of maturity or the method of determining such portion;
•material federal income tax considerations, if applicable; and
•any other special terms pertaining to such debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange or included in any market.

The Indenture provides that none of our directors, officers, employees, incorporators, or stockholders, past, present or future, will have any liability with respect to our obligations under the Indenture or debt securities.

Original Issue Discount Securities
Debt securities may be sold at a substantial discount below their stated principal amount and may bear no interest or interest at a rate which at the time of issuance is below market rates. Important federal income tax consequences and special considerations applicable to any such debt securities will be described in the applicable prospectus supplement.
Indexed Securities
If the amount of payments of principal of, and premium, if any, or any interest on, debt securities of any series is determined with reference to any type of index or formula or changes in prices of particular securities or commodities, the federal income tax consequences, specific terms and other information with respect to such debt securities and such index or formula and securities or commodities will be described in the applicable prospectus supplement.
Conversion and Exchange
If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement or term sheet will explain the terms and conditions of the conversion or exchange, including the conversion or exchange price or rate (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion or exchange price or rate and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement or term sheet.
Payment
Unless we specify otherwise in the applicable prospectus supplement, payments in respect of the debt securities will be made at the office or agency office or agency maintained by us in New York, New York. Payment of any installment of interest on debt securities in registered form will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest.
Registration, Transfer and Exchange
Unless we specify otherwise in the applicable prospectus supplement, a holder may transfer or exchange debt securities in accordance with the provisions of the Indenture. The registrar and the trustee may require a holder to furnish appropriate endorsements and transfer documents in connection with a transfer of debt securities. Holders will be required to pay all taxes due on transfer. We intend to appoint the trustee under the Indenture as security registrar with respect to debt securities issued under the Indenture.

Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers
Unless we specify otherwise in the applicable prospectus supplement, we shall not consolidate or merge with or into another person (whether or not we are the surviving corporation) or, directly or indirectly, sell, assign, transfer, convey, lease, divide or otherwise dispose of all or substantially all of the assets of us and our subsidiaries, taken as a whole, in one or more related transactions, to another person; unless:

(1)either:
(a)we are the surviving corporation; or
(b)the person formed by or surviving any such consolidation or merger (if other than us) or to which such sale, assignment, transfer, conveyance, division or other disposition has been made (the "Surviving Entity") is a person organized or existing under the laws of the United States of America, any state thereof or the District of Columbia.
(2)the Surviving Entity expressly assumes pursuant to a supplemental indenture all our obligations under the debt securities and the Indenture;
(3)immediately after giving effect to such transaction no default or event of default shall have occurred and be continuing.
Modification or Amendment of the Indenture
Unless we specify otherwise in the applicable prospectus supplement, except as provided in the next two succeeding paragraphs, the Indenture or the debt securities of any series may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of all such series affected thereby then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities of any series), and any existing default or event of default or compliance with any provision of the Indenture or the debt securities of any series may be waived with the consent of the holders of a majority in principal amount of the debt securities of all such series affected thereby then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities of any series). Notwithstanding the foregoing, holders of the debt securities of any series shall vote as a separate class with respect to amendments, supplements or waivers that affect only the debt securities of such series, and the holders of debt securities of other series shall not have any voting rights with respect to such matters as they relate to the debt securities of such series.

Unless we specify otherwise in the applicable prospectus supplement, without the consent of each holder of debt securities affected, an amendment, supplement or waiver may not (with respect to any debt securities of any series held by a non-consenting holder):
(1)reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;
(2)reduce the principal of or change the stated maturity of any debt security or alter the provisions with respect to the redemption or repurchase of any debt security;
(3)reduce the rate of or change the time for payment of interest on any debt security;
(4)waive a default or event of default in the payment of principal of, or interest or premium, if any, on the debt securities of any series (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of any series and a waiver of the payment default that resulted from such acceleration);
(5)make any debt securities of any series payable in money other than that stated in the debt securities of such series;
(6)make any change in the provisions (including applicable definitions) of the Indenture relating to waivers of past defaults or the rights of holders of debt securities of any series to receive payments of principal of, or interest or premium, if any, on the debt securities of such series;
(7)waive a redemption payment with respect to any debt security of any series; or
(8)make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding and unless we specify otherwise in the applicable prospectus supplement, without notice to or the consent of any holder of debt securities, we and the trustee may amend or supplement the Indenture or the debt securities of one or more series:

(1)to cure any ambiguity, omission, mistake, defect, error or inconsistency;
(2)to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
(3)to provide for the assumption of our obligations to holders of debt securities in the case of a merger or consolidation or sale of all or substantially all of our assets or any other transaction that complies with the Indenture;
(4)to make any change that would provide any additional rights or benefits to the holders of debt securities or that we determine in good faith (as certified in an officers' certificate delivered to the trustee) does not materially and adversely affect the legal rights under the Indenture of any such holder;
(5)to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;
(6)to allow any guarantor to execute a supplemental indenture and/or a guarantee with respect to the debt securities of any one or more series;
(7)to provide for the issuance of and establish the form and terms and conditions of debt securities as permitted by the Indenture;
(8)to add to our covenants such further covenants, restrictions, conditions or provisions as we shall consider to be for the protection of the holders of debt securities, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the Indenture; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an event of default or may limit the remedies available to the trustee upon such an event of default or may limit the right of the holders of a majority in aggregate principal amount of the debt securities to waive such an event of default;
(9)to evidence and provide the acceptance of the appointment of a successor trustee under the Indenture with respect to the debt securities and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee;
(10)to mortgage, pledge, hypothecate or grant a security interest in favor of the trustee for the benefit of the holders of debt securities as additional security for the payment and performance of our or a guarantor's obligations under the Indenture in any property or assets;
(11)to add to, change, or eliminate any of the provisions of the Indenture in respect of the debt securities, provided that any such addition, change, or elimination (i) will neither (A) apply to any debt security created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such debt security with respect to such provision or (ii) will become effective only when there is no such debt security outstanding;
(12)to comply with the rules of any applicable securities depositary;
(13)to release a guarantor from its guarantee pursuant to the terms of the Indenture, any applicable supplemental indenture and/or guarantee when permitted or required pursuant to the terms therein;
(14)to conform any provision in the Indenture or in any supplemental indenture or the terms of the debt securities of any series to this "Description of Debt Securities" or other disclosure describing the terms of the debt securities of such series contained in the prospectus supplement applicable to such series of debt securities or any other document pursuant to which the debt securities of such series were offered; or
(15)to comply with the covenant relating to mergers, consolidations and sales of assets.

Events of Default
Unless we specify otherwise in the applicable prospectus supplement, each of the following is an event of default:
(1)default for 30 consecutive days in the payment when due and payable of interest on the debt securities of that series;
(2)default in the payment when due and payable of the principal of or premium, if any, on the debt securities of that series (upon maturity, redemption, required repurchase or otherwise);
(3)failure by us for 90 consecutive days after written notice to us by the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding to comply with any of our other covenants or agreements in the Indenture or the debt securities of that series (other than (i) a covenant or warranty expressly excluded from events giving rise to a default, including the obligation to file SEC filings with the trustee and (ii) a covenant or warranty that has been included in the Indenture solely for the benefit of debt securities of a series other than that series);
(4)default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us or any of our subsidiaries (or the payment of which is guaranteed by us or any of our subsidiaries), whether such indebtedness or guarantee now exists, or is created after the issue date with respect to debt securities of any series, if that default:
(a)is caused by a failure to pay principal of such indebtedness at its express maturity prior to the expiration of any applicable grace period (a "Payment Default"); or
(b)results in the acceleration of such indebtedness prior to its express maturity, provided that such acceleration shall not have been rescinded or annulled within 15 days after written notice thereof shall have been given to us by the trustee, or to us and the trustee by the holders as contemplated by the Indenture; provided, however, that if any default with respect to such indebtedness giving rise to such acceleration shall be remedied, cured or waived, as the case may be, then the event of default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the trustee or any of the holders;
and, in each of (a) and (b), the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness, under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates to $300.0 million or more;
(5)failure by us or any of our subsidiaries to pay final non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $300.0 million, which judgments are not paid, discharged or stayed for a period of 90 days;
(6)certain events of bankruptcy, insolvency or reorganization described in the Indenture with respect to us; or
(7)any other event of default provided with respect to debt securities, which is specified in a board resolution, a supplemental indenture hereto or an officers' certificate, in accordance with the terms of the Indenture.
In the case of an event of default specified in clause (6), the principal, premium, if any, and accrued and unpaid interest, if any, of all the outstanding debt securities of each such affected series shall become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, then, and in each and every such case, except for any series of debt securities the principal of which shall have already become due and payable the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of each such affected series (each such series voting as a separate class) may declare the principal, premium, if any, and accrued and unpaid interest, if any, of all the outstanding debt securities due and payable immediately.

The holders of at least a majority in aggregate principal amount of the debt securities of all series affected thereby, voting as a single class, by notice to the trustee may on behalf of the holders of all of the debt securities of such affected series waive any existing default or event of default and its consequences under the Indenture, except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of such series, and rescind any acceleration and its consequences with respect to the debt securities of such series.

Legal Defeasance and Covenant Defeasance
Unless we specify otherwise in the applicable prospectus supplement, we may, at our option and at any time, elect to have all of our obligations discharged with respect to the outstanding debt securities of any series ("Legal Defeasance") except for:

(1)the rights of holders of outstanding debt securities of such series to receive payments in respect of the principal of, or interest or premium, if any, on such debt securities of such series when such payments are due from the trust referred to below;
(2)our obligations with respect to the debt securities of such series concerning issuing temporary debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and money for security payments held in trust;
(3)the rights, powers, trusts, duties, indemnities and immunities of the trustee, and our obligations in connection therewith; and
(4)the defeasance provisions of the Indenture.

In addition, unless we specify otherwise in the applicable prospectus supplement, we may, at our option and at any time, elect to have our obligations released with respect to certain covenants in the Indenture as well as any additional covenants for a particular series of debt securities ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a default or event of default with respect to the debt securities of such series. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "—Events of Default" will no longer constitute an event of default with respect to the debt securities of a series.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities of such series, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of (including mandatory sinking fund or analogous payments, if any), or interest and premium, if any, on the outstanding debt securities of such series on the stated maturity or on the applicable redemption date, as the case may be, and we must specify whether the debt securities of such series are being defeased to maturity or to a particular redemption date;
(2)in the case of Legal Defeasance, we must deliver to the trustee an opinion of counsel confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) subsequent to the issue date with respect to the applicable series of debt securities, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3)in the case of Covenant Defeasance, we have delivered to the trustee an opinion of counsel confirming that the holders of the outstanding debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4)no default or event of default has occurred and is continuing with respect to the debt securities of such series on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit and the grant of any lien securing such borrowing);
(5)such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which we or any of our subsidiaries is a party or by which we or any of our subsidiaries is bound;

(6)we must deliver to the trustee an officers' certificate stating that the deposit was not made by us with the intent of preferring the holders of such series of debt securities over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or others; and
(7)we must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
Satisfaction and Discharge
Unless we specify otherwise in the applicable prospectus supplement, the Indenture will be discharged and will cease to be of further effect as to all debt securities of any series issued thereunder, when:

(1)either:
(a)all debt securities of any series that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the trustee for cancellation; or
(b)all debt securities of any series that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable or redeemable within one year, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the debt securities of such series not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;
(2)no default or event of default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which we are a party or by which we are bound;
(3)we have paid or caused to be paid all sums payable by it under the Indenture; and
(4)we have delivered irrevocable instructions to the trustee under the Indenture to apply the deposited money toward the payment of the debt securities of such series at maturity or the redemption date, as the case may be.
In addition, we must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Selection and Notice
Unless we specify otherwise in the applicable prospectus supplement, if less than all of the debt securities of a series are to be redeemed at any time, debt securities of the series to be redeemed shall be selected by the trustee by lot (or if the debt securities are held in global form, in accordance with the depositary's customary policies and procedures). Unless we specify otherwise in the applicable prospectus supplement, notices of redemption will be mailed or delivered electronically at least 10 but not more than 60 days before the redemption date to each holder of debt securities to be redeemed at its registered address (or electronically for global notes), except that redemption notices may be mailed or delivered electronically more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the debt securities or a satisfaction and discharge of the Indenture.

Replacement of Securities
Unless we specify otherwise in the applicable prospectus supplement, we will replace any mutilated debt security at the expense of the holder upon surrender of the mutilated debt security to the trustee in the circumstances described in the Indenture. We will replace debt securities that are destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of evidence of the destruction, loss or theft of the debt securities satisfactory to us and to the trustee in the circumstances described in the Indenture. In the case of a destroyed, lost or stolen debt security, an indemnity and/or security satisfactory to the trustee and us, and payment of any taxes, governmental charges or other expenses, may be required from the holder of the debt security before a replacement debt security will be issued.
Governing Law
The laws of the State of New York govern the Indenture and will govern any debt securities.

Regarding the Trustee
If the trustee becomes a creditor of us, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must (i) eliminate such conflict within 90 days, (ii) apply to the SEC for permission to continue or (iii) resign.

The holders of a majority in principal amount of the then outstanding debt securities will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The Indenture provides that in case an event of default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of debt securities, unless such holder has offered to the trustee security and/or indemnity satisfactory to it against any loss, liability or expense.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the material terms of our capital stock and the provisions of our amended and restated certificate of incorporation and amended and restated by-laws. It also summarizes some relevant provisions of the General Corporation Law of the State of Delaware, which we refer to as Delaware law or the DGCL. Since the terms of our amended and restated certificate of incorporation, amended and restated by-laws, and Delaware law are more detailed than the general information provided below, you should only rely on the actual provisions of those documents and Delaware law. If you would like to read those documents, they are on file with the SEC as described under the heading "Where You Can Find More Information and Incorporation by Reference." For purposes of this section, the terms "we," "our," "ours," and "us" refer only to Centene Corporation and not to any of its subsidiaries.

Authorized Capital Stock of Centene
The Centene amended and restated certificate of incorporation provides that the total number of shares of capital stock which may be issued by Centene is 810,000,000, consisting of 800,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

As of December 31, 2023, we had 615,291,000 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Voting Rights

The holders of Centene common stock are entitled to one vote on each matter submitted for their vote at any meeting of Centene stockholders for each share of Centene common stock held as of the record date for the meeting, including the election of directors. Holders of Centene common stock do not have cumulative voting rights.

Generally, the affirmative vote of the holders of a majority of the total number of votes cast of Centene capital stock represented at a meeting and entitled to vote on a matter is required in order to approve such matter.

Liquidation Rights

In the event that Centene is liquidated, dissolved or wound up, the holders of Centene common stock will be entitled to share ratably in all assets remaining after the payment of liabilities, subject to any rights of holders of Centene preferred stock prior to distribution.

Dividends

Subject to any preference rights of holders of Centene preferred stock, the holders of Centene common stock are entitled to receive dividends and other distributions in cash, stock or property, if any, declared from time to time by the Centene Board out of legally available funds.

Fully Paid and Non-Assessable

All outstanding shares of Centene common stock are fully paid and non-assessable.

No Preemptive Rights or Conversion Rights

The Centene common stock has no preemptive or conversion rights or other subscription rights.

No Redemption Rights or Sinking Fund

No redemption or sinking fund provisions apply to the Centene common stock.

NYSE Listing

Centene common stock is listed on the NYSE under the symbol "CNC."

Transfer Agent and Registrar

The transfer agent and registrar for the Centene common stock is Broadridge Corporate Issuer Solutions, Inc.

Anti-takeover Provisions

Some of the provisions in the Centene amended and restated certificate of incorporation, the Centene amended and restated by-laws and the General Corporation Law of the State of Delaware ("DGCL") could have the following effects, among others:

•delaying, deferring or preventing a change in control of Centene;
•delaying, deferring or preventing the removal of Centene's existing management or directors;
•deterring potential acquirers from making an offer to the Centene stockholders; and
•limiting the Centene stockholders' opportunity to realize premiums over prevailing market prices of Centene common stock in connection with offers by potential acquirers.

The following is a summary of some of the provisions in the Centene amended and restated certificate of incorporation and the Centene amended and restated by-laws that could have the effects described above. Centene believes that the benefits of increased protection of its potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure Centene outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Business Combination Statute

Centene must comply with Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner or certain other exceptions are met. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to an interested stockholder. An "interested stockholder" includes a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation's voting stock. The existence of this provision generally will have an anti-takeover effect for transactions not approved in advance by the Centene Board, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Actions at Meetings of Stockholders; Special Meetings

Centene's amended and restated certificate of incorporation and amended and restated by-laws provide that a special meeting of stockholders may be called at any time by either (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, (iii) the Board of Directors or (iv) upon the written request delivered to the secretary of Centene in the manner provided in the by-laws, signed and dated by one or more stockholders of record, or beneficial owners, if any, of Centene who own not less than 10% of the outstanding shares of Centene's common stock. The business transacted at a special meeting shall be limited to (i) the purpose or purposes stated in the notice of the meeting and (ii) any additional matters the Centene Board determines to include in Centene's notice of special meeting.

Action by Written Consent

Centene's amended and restated certificate of incorporation and amended and restated by-laws require that any action required or permitted to be taken by stockholders at an annual or special meeting may be taken by written consent, but only if such action is taken in accordance with the DGCL and Centene's amended and restated certificate of incorporation and amended and restated by-laws. Any stockholder seeking to have the stockholders take an action by written consent must request that a record date be fixed for such purpose by submitting a written notice signed by stockholders holding at least 10% of the voting power of the shares of capital stock entitled to vote on such action.

Board of Directors

Centene's amended and restated certificate of incorporation and amended and restated by-laws provide that the term of office of each person elected as a director, whether to succeed a person whose term of office as a director has expired or to fill any vacancy, will be elected for a term expiring at the next annual meeting of stockholders.

Directors, and Not Stockholders, Fix the Size of the Centene Board

Centene's amended and restated certificate of incorporation and amended and restated by-laws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the Centene Board, but in no event will it consist of less than five nor more than 14 directors.

Board Vacancies to Be Filled by Remaining Directors and Not Stockholders

Under Centene's amended and restated certificate of incorporation and amended and restated by-laws, any vacancy on the Centene Board created by any reason prior to the expiration of the term in which the vacancy occurs will be filled by a majority of the remaining directors, even if less than a quorum. A director elected to fill a vacancy will be elected for the unexpired term of his or her predecessor.

Advance Notice for Stockholder Proposals and Nominations

Centene's amended and restated by-laws contain provisions requiring that advance notice be delivered to Centene of any business to be brought by a stockholder before an annual meeting and providing for procedures to be followed by Centene stockholders in proposing business or nominating persons for election to the Centene Board. Ordinarily, the stockholder must give notice not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the date of the meeting is not within 30 days before or more than 70 days after such date, notice by the stockholder must be received no earlier than 120 days prior to such meeting and no later than the later of 70 days prior to the meeting or the 10th day following the day on which public disclosure of the date of the annual meeting was first made by Centene. The notice must include information regarding the stockholder making the proposal or director nomination(s), the director nominees (if any) and the proposed business (if any), and other specified matters. The Centene Board may reject any proposals that have not followed these procedures.

Limitation on Liability of Directors; Indemnification

Centene's amended and restated certificate of incorporation provides that no director shall be personally liable to Centene or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of directors shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Centene's amended and restated certificate of incorporation further provides that any repeal or modification of this limitation of liability by the Centene stockholders shall not adversely affect any right or protection of a director of Centene existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

Centene's amended and restated certificate of incorporation requires that Centene indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and that such right to indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and personal and legal representatives. Except for proceedings to enforce rights to indemnification, however, Centene shall not be obligated to indemnify in connection with a proceeding (or part thereof) if such director, officer or successor in interest initiated such proceeding (or part thereof) unless such proceeding was authorized or consented to by the Centene Board. The right to indemnification includes the right to be paid the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. Any repeal or modification by the stockholders of indemnification or advancement rights shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of Centene existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

The Centene Board may in its discretion provide rights to indemnification and to the advancement of expenses to employees and agents of Centene similar to those described above.

The inclusion of these provisions in the Centene amended and restated certificate of incorporation and amended and restated by-laws may have the effect of reducing the likelihood of derivative litigation against Centene's directors and may discourage or deter Centene or its stockholders from bringing a lawsuit against Centene's directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited Centene and its stockholders.

General Provisions Related to Centene Preferred Stock

The following is a description of general terms and provisions of the Centene preferred stock. All of the terms of the Centene preferred stock are, or will be contained in Centene's amended and restated certificate of incorporation, or in one or more certificates of designation relating to each series of the preferred stock.

The Centene Board is authorized, without further stockholder approval but subject to applicable rules of the NYSE and any limitations prescribed by law, to issue up to ten million shares of preferred stock from time to time. The Centene Board has the discretion to provide for the issuance of all or any shares of preferred stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the board of directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be:

•subject to redemption at such time or times and at such price or prices;
•entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series;
•entitled to such rights upon the dissolution of Centene or upon any distribution of Centene's assets; or
•convertible into, or exchangeable for, shares of any other class or classes of stock or of any other series of the same or any other class or classes of stock of Centene at such price or prices or at such rates of exchange and with such adjustments as the board may determine.

The purpose of authorizing the Centene Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock may provide desirable flexibility in connection with possible acquisitions and other corporate purposes, but could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of Centene's outstanding voting stock.

Certain Effects of Authorized but Unissued Stock

Centene may issue additional shares of common stock or preferred stock without stockholder approval, subject to applicable rules of the NYSE and Delaware law, for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions, and employee benefit plans and equity grants. The existence of unissued and unreserved common and preferred stock may enable Centene to issue shares to persons who are friendly to current management, which could discourage an attempt to obtain control of Centene by means of a proxy contest, tender offer, merger or otherwise. Centene will not solicit approval of its stockholders for issuance of common and preferred stock unless the Centene Board believes that approval is advisable or is required by applicable rules of the NYSE or Delaware law.

DESCRIPTION OF THE DEPOSITARY SHARES
We may elect to offer depositary shares represented by depositary receipts. If we so elect, each depositary share will represent a fractional interest in a share of preferred stock or multiple shares of preferred stock with the amount of the preferred shares to be specified in the applicable prospectus supplement. If we issue depositary shares representing interests in shares of preferred stock, those shares of preferred stock will be deposited with a depositary.
The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate depositary agreement between us and a bank or trust company having its principal office in the United States. The applicable prospectus supplement will set forth the name and address of the depositary and a form of depositary agreement will be filed with the SEC as an exhibit to the registration statement by post-effective amendment or to a Current Report on Form 8-K. Subject to the terms of the depositary agreement, each owner of a depositary share will have a pro rata interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion, exchange and liquidation rights. In addition to this summary, you should refer to the applicable prospectus supplement and the detailed provisions of the relevant depositary agreement for complete terms of the depositary agreement.
The depositary shares will be evidenced by depositary receipts issued under the depositary agreement. If you purchase interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

DESCRIPTION OF THE WARRANTS
We may issue warrants, in one or more series, for the purchase of debt securities, shares of our preferred stock or shares of our common stock. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement. In addition to this summary, you should refer to the applicable prospectus supplement and the detailed provisions of the relevant warrant agreement for complete terms of the warrants and the warrant agreement. Unless otherwise specified in a prospectus supplement accompanying this prospectus, each warrant agreement will be between us and a banking institution organized under the laws of the United States or a state thereof as warrant agent. In connection with an offering of our warrants, a form of warrant agreement will be filed with the SEC as an exhibit to the registration statement by post-effective amendment or to a Current Report on Form 8-K.

Warrants will be evidenced by warrant certificates. Unless otherwise specified in the applicable prospectus supplement, the warrant certificates may be traded separately from the debt securities, preferred stock or common stock, if any, with which the warrant certificates were issued. Warrant certificates may be exchanged for new warrant certificates of different denominations at the office of an agent that we will appoint. Until a warrant is exercised, the holder of a warrant will not have any of the rights of a holder of our debt securities, preferred stock or common stock and will not be entitled to any payments on any debt securities, preferred stock or common stock issuable upon exercise of the warrants.

The prospectus supplement relating to a particular series of warrants to issue debt securities, preferred stock or common stock will describe the terms of those warrants, including the following, where applicable:

•the title and the aggregate number of warrants;
•the offering price for the warrants (if any);
•the designation and terms of the securities purchasable upon exercise of the warrants;
•the dates on which the right to exercise such warrants commence and expire;
•the price or prices at which such warrants are exercisable;
•the currency or currencies in which the offering price (if any) and the exercise price for such warrants are payable;
•the periods during which and the places at which such warrants are exercisable;
•the date (if any) on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;
•the redemption or call provisions (if any) applicable to the warrants;
•the identity of the warrant agent;
•the exchanges (if any) on which such warrants may be listed;
•information with respect to book-entry procedures, if any;
•a discussion of material U.S. federal income tax considerations; and
•any other terms of or material information about such warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

PLAN OF DISTRIBUTION
We may sell any of the securities being offered by this prospectus in any one or more of the following ways from time to time:

•through agents or dealers;
•to or through underwriters;
•through ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•directly by us to purchasers or in other privately negotiated transactions;
•through any other method permitted pursuant to applicable law; and
•a combination of any such methods of sale.
We will describe the details of any such offering and the plan of distribution for any securities offering in a prospectus supplement.
Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS
The consolidated financial statements of Centene and subsidiaries as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of KPMG LLP as an expert in accounting and auditing.

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants

PROSPECTUS

February 21, 2024

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. Other than the SEC registration fee, all the amounts listed are estimates.

SEC Registration Fee (1)	$—
Accounting Fees and Expenses (2)	—
Legal Fees and Expenses (2)	—
Federal and State Taxes (2)	—
Fees and Expenses of Trustee and Depositary and its Counsel (2)	—
Rating Agencies' Fees (2)	—
Miscellaneous Expenses (2)	—
Total	$—

(1)	Omitted because the registration fee is being deferred pursuant to Rule 456(b) and 457(r).
(2)	Because an indeterminate amount of securities are covered by this registration statement, the expenses in connection with the issuance and distribution of securities cannot be estimated.

Item 15. Indemnification of Directors and Officers
Section 102 of the General Corporation Law of the State of Delaware, as amended (the "DGCL" or "Delaware law"), allows a corporation to eliminate or limit the personal liability of a director or officer of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except where a director or officer breached his duty of loyalty to the corporation or its stockholders, a director or officer failed to act in good faith, a director or officer engaged in intentional misconduct or knowingly violated a law, a director authorized the payment of a dividend or approved a stock purchase or redemption in violation of Delaware corporate law, a director or officer obtained an improper personal benefit or, in the case of an officer, in any action by or in right of the corporation.
Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the corporation or is or was serving at the corporation's request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner which the person reasonably believed to be in, or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred by the indemnified person and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event such person is adjudged liable to the corporation, unless a court determines upon application that in light of all the circumstances indemnification should apply.
As permitted under Delaware law, our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability that may not be eliminated under Section 102 of the DGCL:

•any breach of the director's duty of loyalty to us or our stockholders;
•acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock re-purchases or redemptions; or
•any transaction from which the director derived an improper personal benefit.

Our amended and restated by-laws further provide that:
•we must indemnify our directors and officers to the fullest extent permitted by Delaware law;
•we may indemnify our other employees and agents to the same extent that we indemnified our officers and directors to the extent authorized by our board of directors; and
•we must advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the fullest extent permitted by Delaware law.
The indemnification provisions contained in our certificate of incorporation and by-laws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, we maintain general liability insurance on behalf of our directors and executive officers insuring them against any liability asserted against them based on acts or omissions in their capacities as directors or officers or arising out of such status.
Item 16. Exhibits
The Exhibits to this registration statement are listed in the Index to Exhibits and are incorporated herein by reference.

Item 17. Undertakings
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit No.		Incorporated by Reference Herein
	Description	Reference	Date Filed

1.1*	Form of Underwriting Agreement
4.1	Amended and Restated Certificate of Incorporation of Centene Corporation, dated September 27, 2022	Exhibit 3.1 to Form 8-K	September 30, 2022
4.2	Amended and Restated By-laws of Centene Corporation, effective December 8, 2023	Exhibit 3.1 to Form 8-K	December 13, 2023
4.3	Senior Base Indenture, dated as of February 21, 2024, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee
4.4*	Form of Certificate of Designation
4.5*	Form of Depositary Agreement
4.6*	Form of Depositary Receipt
4.7*	Form of Common Stock Warrant Agreement
4.8*	Form of Common Stock Warrant Certificate
4.9*	Form of Preferred Stock Warrant Agreement
4.10*	Form of Preferred Stock Warrant Certificate
4.11*	Form of Debt Securities Warrant Agreement
4.12*	Form of Debt Securities Certificate
5.1	Opinion of Davis Polk & Wardwell LLP
23.1	Consent of KPMG LLP, Independent Auditors of the Company
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
25.1	Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as trustee under the Senior Base Indenture, dated as of February 21, 2024
107	Calculation of Filing Fee Table
* To be filed by an amendment or an exhibit to a document to be incorporated or deemed to be incorporated by reference to this registration statement, including a Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of St. Louis, State of Missouri, on February 21, 2024.

CENTENE CORPORATION

By:	/s/ Sarah M. London
Name: Title:	Sarah M. London Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Sarah M. London and Andrew L. Asher, or either of them, his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to this Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities as indicated, as of February 21, 2024.

Signature	Title

/s/ Sarah M. London	Chief Executive Officer (principal executive officer)
Sarah M. London

/s/ Andrew L. Asher	Executive Vice President, Chief Financial Officer (principal financial officer)
Andrew L. Asher

/s/ Katie N. Casso	Senior Vice President, Corporate Controller and Chief Accounting Officer (principal accounting officer)
Katie N. Casso

/s/ Jessica L. Blume	Director
Jessica L. Blume

/s/ Kenneth A. Burdick	Director
Kenneth A. Burdick

/s/ Christopher J. Coughlin	Director
Christopher J. Coughlin

/s/ H. James Dallas	Director
H. James Dallas

/s/ Wayne S. DeVeydt	Director
Wayne S. DeVeydt

/s/ Fred H. Eppinger	Director
Fred H. Eppinger

/s/ Monte E. Ford	Director
Monte E. Ford

/s/ Lori J. Robinson	Director
Lori J. Robinson

/s/ Theodore R. Samuels	Director
Theodore R. Samuels